EXHIBIT 99.1






                                                       THE KEITH COMPANIES|TKC


NEWS RELEASE FOR MAY 8, 2003 AT 7:30 AM EST
-------------------------------------------
Contact information:
THE KEITH COMPANIES, INC.                      FRB | WEBER SHANDWICK
19 Technology Drive                            Tricia Ross
Irvine, CA 92618                               Investor Relations
(949) 923-6001                                 (310) 407-6540
(949) 923-6026 Fax
WWW.KEITHCO.COM
---------------
Contact: Aram Keith,
CEO & Chairman of the Board


                       THE KEITH COMPANIES REPORTS RESULTS
                        FOR QUARTER ENDED MARCH 31, 2003

IRVINE, CA (May 8, 2003) ... The Keith Companies, Inc. (Nasdaq: TKCI), an engineering and consulting services firm, today announced financial results for the quarter ended March 31, 2003.

     Net revenue for the three months ended March 31, 2003 increased 7% to $22.3 million, while income from continuing operations for the same period decreased to $1.4 million and resulted in diluted earnings per share from continuing operations of $0.18. This compares to net revenue for the first quarter of 2002 of $20.8 million with income from continuing operations of $1.5 million and diluted earnings per share from continuing operations of $0.20. Excluding the net revenue of ALNM Group, Inc. for January and February of 2003 (the Company acquired ALNM Group, Inc. effective March 1, 2002), the Company experienced internal net revenue growth of 0.8% for the first quarter of 2003 over the first quarter of 2002.

     "Demand in the real estate industry for our services remained very strong as we posted a 15.5 % internal growth rate in net revenue in the first quarter of 2003 versus 2002," said Aram Keith, Chairman and CEO of The Keith Companies, Inc. "The stability we feel in this area is reinforced by the level of new contract activity that is occurring. During February and March of 2003, our Riverside County, California offices alone entered into contracts valued at over $3.5 million for new master planned community work. Likewise, several of our other real estate services-related offices, mainly in California, continue to see robust demand. This growth in net revenue, however, was offset by weakness in our industrial/energy segment, as many of these clients have deferred capital spending plans until industry conditions improve. We have scaled back our resources in this area to a level commensurate with the demand we are now seeing."




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



FINANCIAL POSITION

     The Company's March 31, 2003 balance sheet remains strong with cash and securities of $24.2 million, a current ratio of 4.19:1, a debt to equity ratio of 0.00:1 and shareholders' equity of $65.0 million or $8.65 per common share outstanding at March 31, 2003.

FINANCIAL GUIDANCE

     In adherence with the U.S. Securities and Exchange Commission's (SEC) Regulation Fair Disclosure, The Keith Companies provides the following guidance for all investors and encourages all current and potential investors to review the Disclosure Regarding Forward-Looking Statements in this press release as well as all financial documents filed with the SEC. All guidance amounts are before special items, if any, and exclude the impact of any potential future acquisitions.

     The Company is revising its financial guidance for 2003. For the full year, the Company now estimates net revenue to range from $93.0 million to $100.0 million, and forecasts diluted earnings per share to range from $0.85 to $1.00 based upon an estimated 8.0 million weighted average number of diluted shares outstanding. Broken out by quarters, the Company expects the following ranges for diluted earnings per share: $0.19 to $0.24 for the second quarter; $0.27 to $0.32 for the third quarter; and $0.21 to $0.26 for the fourth quarter.

     "We anticipate that the weakness in our industrial/energy segment will continue at least through the remainder of the year," said Keith. "In terms of growth from first quarter 2002 to first quarter 2003, net revenue from our real estate services exceeded our expectations. It continues to be a source of strength and stability for the Company. Our major residential real estate clients continue to acquire new land for development, which is providing a growing pipeline of work in this area.

     "Our balance sheet remains exceptionally strong, with more than $24 million in cash and securities and virtually no debt. This gives us the financial flexibility to continue implementing our acquisition strategy. We will continue to remain extremely thorough in our due diligence and will move on acquisition opportunities when we are confident that they should generate profitable long-term growth for our shareholders," said Keith.

CONFERENCE CALL TO BE BROADCAST LIVE OVER THE INTERNET

     The Company will be hosting an earnings conference call, which will be broadcast live over the Internet at 8:30 a.m. Pacific Time on May 8, 2003 and can be accessed by all interested parties at HTTP://WWW.VIAVID.COM . To listen to the live call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call. A copy of the Company's press release announcing its earnings and any other financial and statistical information about the period to be presented in the conference call will be available at this section of the Company's website entitled "Investor Relations" at WWW.KEITHCO.COM.




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



ABOUT THE KEITH COMPANIES

     The Keith Companies, Inc. is a fully integrated, multi-disciplined engineering and consulting services company, with offices located throughout the Western and Midwestern United States. The Keith Companies' professionals provide a wide spectrum of skilled resources including land planning, engineering, surveying, mapping, environmental studies, and water and cultural resources that are needed to effectively plan, engineer, and design state-of-the-art private and public facilities. Additionally, the Company provides mechanical, electrical, chemical, power/energy engineering, and other industrial engineering services to design and improve the efficiency and reliability of automated and manufacturing processes, production lines, and fire protection systems. The Keith Companies benefits from a diverse public and private client base varying from residential and commercial real estate projects to institutional, manufacturing, and processing facilities. For more information visit the Company's website at WWW.KEITHCO.COM.

     Certain statements in this news release may include forward-looking statements that express our expectation, prediction, belief, or projection. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, and achievement of The Keith Companies to be materially and adversely different from any future results, performance, or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general include, but are not limited to: changes in the economic growth in the United States (especially in California) and other major international economies (especially Brazil), our ability to sustain our growth and profitability, our ability to implement our acquisition strategy and to successfully close and integrate acquired companies on a timely and cost-effective basis, changes in the carrying value of our goodwill and other long-term assets, our failure to accurately estimate costs on fixed-price contracts or contracts with not-to-exceed provisions, the uncertain timing of awards and contracts, the ability to maintain acquired companies' profit margins and/or client base, outcomes of pending and future litigation, the ongoing financing of public works and infrastructure enhancements and refurbishment, our ability to attract and retain employees, the demand for electricity and the impact on power providers' plans for expanding generation facilities, increasing competition by foreign and domestic companies, a downturn in the real estate market, risks inherent in doing business outside the United States, including the difficulty of enforcing contracts, political instability and foreign currency fluctuations and potential exchange restrictions, the short- and long-term impact of terrorist activities and resulting political and military policies, and other factors as are described in the Company's filings with the Securities and Exchange Commission. The forward-looking information set forth in this press release is as of the date indicated above and we undertake no duty to update this information.


                                  TABLES FOLLOW




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



                   THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                                     THREE MONTHS ENDED
                                                                         MARCH 31,
                                                            -------------------------------
                                                                2003              2002
                                                            -------------    --------------
                                                                      (UNAUDITED)

Gross revenue                                               $ 24,651,000     $ 25,267,000
Subcontractor costs                                            2,305,000        4,464,000
                                                            -------------    --------------
   Net revenue                                                22,346,000       20,803,000
Costs of revenue                                              14,942,000       13,692,000
                                                            -------------    --------------
   Gross profit                                                7,404,000        7,111,000
Selling, general and administrative expenses                   5,387,000        4,646,000
                                                            -------------    --------------
   Income from operations                                      2,017,000        2,465,000
Interest income                                                   69,000          124,000
Interest expense                                                   6,000           36,000
Other (income) expenses, net                                    (212,000)          20,000
                                                            -------------    --------------
   Income before provision for income taxes and
     discountinued operations                                  2,292,000        2,533,000
Provision for income taxes                                       894,000          989,000
                                                            -------------    --------------
   Income from continuing operations                           1,398,000        1,544,000
Loss from discontinued operations, net of income
   taxes                                                              --          105,000
                                                            -------------    --------------
        Net income                                          $  1,398,000     $  1,439,000
                                                            =============    ==============
Earnings per share from continuing operations:

   Basic                                                    $       0.18     $       0.21
                                                            =============    ==============
   Diluted                                                  $       0.18     $       0.20
                                                            =============    ==============
Earnings (loss) per share from discontinued
   operations, net of income taxes:

   Basic                                                    $      --        $      (0.01)
                                                            =============    ==============
   Diluted                                                  $      --        $      (0.01)
                                                            =============    ==============
Earnings per share:
   Basic                                                    $       0.18     $       0.20
                                                            =============    ==============
   Diluted                                                  $       0.18     $       0.19
                                                            =============    ==============
Weighted average number of shares outstanding:
   Basic                                                       7,588,601        7,310,790
                                                            =============    ==============
   Diluted                                                     7,948,933        7,755,839
                                                            =============    ==============



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
                   THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                      MARCH 31,      DECEMBER 31,
                                                                         2003           2002
                                                                   --------------   -------------
                                                                     (UNAUDITED)
                             ASSETS
Current assets:
  Cash and cash equivalents                                        $ 17,763,000     $ 20,333,000
  Securities held-to-maturity                                         6,456,000        3,164,000
  Contracts and trade receivables, net                               16,295,000       18,771,000
  Costs and estimated earnings in excess of billings                 11,405,000       10,392,000
  Prepaid expenses and other current assets                           2,347,000        1,367,000
                                                                   --------------   --------------
      Total current assets                                           54,266,000       54,027,000
Equipment and leasehold improvements, net                             4,690,000        4,831,000
Goodwill, net                                                        23,141,000       23,056,000
Other assets                                                            216,000          312,000
                                                                   --------------   --------------
      Total assets                                                 $ 82,313,000     $ 82,226,000
                                                                   ==============   ==============

              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of capital lease obligations                     $      9,000     $     52,000
  Trade accounts payable                                              1,526,000        1,818,000
  Accrued employee compensation                                       3,918,000        3,722,000
  Current portion of deferred tax liabilities                         3,065,000        3,065,000
  Other accrued liabilities                                           3,282,000        4,484,000
  Billings in excess of costs and estimated earnings                  1,157,000        1,273,000
                                                                   --------------   --------------
      Total current liabilities                                      12,957,000       14,414,000
Capital lease obligations, less current portion                           8,000           18,000
Issuable common stock                                                 2,215,000        2,215,000
Deferred tax liabilities                                              1,675,000        1,675,000
Accrued rent                                                            421,000          292,000
                                                                   --------------   --------------
      Total liabilities                                              17,276,000       18,614,000
                                                                   --------------   --------------
Shareholders' equity:
  Preferred stock                                                            --               --
  Common stock                                                            8,000            8,000
  Additional paid-in-capital                                         44,193,000       44,166,000
  Retained earnings                                                  20,836,000       19,438,000
                                                                   --------------   --------------
   Total shareholders' equity                                        65,037,000       63,612,000
                                                                   --------------   --------------
   Total liabilities and shareholders' equity                      $ 82,313,000     $ 82,226,000
                                                                   ==============   ==============




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
                    THE KEITH COMPANIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  FOR THE THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                  --------------------------------
                                                                       2003                2002
                                                                  ---------------   --------------
                                                                               (UNAUDITED)
Cash flows from operating activities:
   Net income                                                      $  1,398,000     $  1,439,000
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                     593,000          539,000
      Loss on sale of equipment                                          16,000           10,000
      Changes in operating assets and liabilities, net of
        effects from acquisitions:
         Contracts and trade receivables, net                         2,476,000        3,725,000
         Costs and estimated earnings in excess of billings          (1,060,000)      (1,389,000)
         Prepaid expenses and other assets                             (926,000)        (263,000)
         Trade accounts payable and accrued liabilities              (1,166,000)         496,000
         Billings in excess of costs and estimated earnings            (116,000)        (176,000)
                                                                   --------------   --------------
            Net cash provided by operating activities              $  1,215,000     $  4,381,000
                                                                   --------------   --------------

Cash flows from investing activities:
      Net cash expended for acquisition                                      --       (7,297,000)
      Additions to equipment and leasehold improvements                (498,000)        (349,000)
      Proceeds from (purchase of) securities held-to-maturity        (3,292,000)       3,289,000
      Proceeds from sales of equipment                                   31,000           61,000
                                                                   --------------   --------------
            Net cash used in investing activities                  $ (3,759,000)    $ (4,296,000)
                                                                   --------------   --------------

Cash flow from financing activities:
      Principal payments on long-term debt and capital lease
        obligations, including current portion                          (53,000)        (137,000)
      Proceeds from exercise of stock options                            27,000           12,000
                                                                   --------------   --------------
            Net cash used in financing activities                  $    (26,000)    $   (125,000)
                                                                   --------------   --------------
            Net decrease in cash and cash equivalents                (2,570,000)         (40,000)

Cash and cash equivalents, beginning of period                     $ 20,333,000     $ 12,212,000
                                                                   --------------   --------------
Cash and cash equivalents, end of period                           $ 17,763,000     $ 12,172,000
                                                                   ==============   ==============





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